UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2006

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6245 Bristol Parkway #263, Culver City, California 90230

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2595

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of May 4, 2006, the Board of Directors appointed Jeff Lawton to the Board and also appointed him a member of the Compensation Committee of the Board.

Mr. Lawton has over 10 years’ experience in corporate restructurings, corporate development, mergers and acquisitions, business development and investment banking. From 2003 to present, Mr. Lawton has been Vice President of Restructuring and Investor Relations for Adelphia Communications Corporation, the fifth largest cable services provider in the U.S. Mr. Lawton has played a key strategic role in Adelphia’s restructuring efforts, including the $600 million sale of one of Adelphia’s joint venture cable systems. Prior to joining Adelphia, Mr. Lawton was at 360 networks, a wholesale telecommunications infrastructure and services provider in the U.S. and Canada. At 360 networks, Mr. Lawton focused on corporate development, restructuring and sales in the Western U.S. During Mr. Lawton’s tenure at 360 networks, the company went public and subsequently completed an eighteen month bankruptcy restructuring in the U.S. and Canada. Prior to joining 360 networks, Mr. Lawton worked in corporate development at XO Communications, a competitive local telecom provider, and was an investment banker in the telecommunications and media group at Merrill Lynch & Co. in New York. Mr. Lawton received an A.B. in economics, cum laude, from Princeton University.

Pursuant to a Letter Agreement between Mr. Lawton and the Registrant, Mr. Lawton will receive $500 for each meeting of the Board he attends plus reimbursement for out-of-pocket business expenses. Furthermore, upon the Registrant’s adoption of an employee equity compensation plan, the Registrant will issue stock options to Mr. Lawton for 0.3% of the fully-diluted common stock of the Registrant. These options will have a strike price equal to the fair market value of the Registrant’s common stock at the time of grant, and will vest in full upon the earlier of (i) six months from the date of Mr. Lawton’s appointment, or (ii) the consummation of a change of control involving the Registrant. The options will be exercisable for a period of five years after the date of grant, subject to acceleration if Mr. Lawton is no longer a member of the Board. While Mr. Lawton remains a member of the Board, he will be eligible to receive additional annual stock option grants as determined by the Compensation Committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter re appointment of Jeff Lawton to the Board of Directors of the Registrant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: May 5, 2006

DIAMETRICS MEDICAL, INC.

By:	/s/ Heng Chuk
Heng Chuk
Chief Financial Officer